Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-199321

To Preliminary Prospectus

Dated October 15, 2014

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov/Archives/edgar/data/1408356/000119312514371976/0001193125-14-371976-index.htm . Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

SolarCity 877.554.7652

Continue earning money with solar

Dear Ryan,

SolarCity is proud to introduce Solar Bonds, a new impact investment that can earn you up to 3x your savings account rate. They are corporate bonds issued and backed by SolarCity, and your earnings on the bonds come from the payments we receive based on thousands of solar systems we have installed on homes, businesses, and schools around the country.

Solar Bonds pay you up to 4%* on your investment. You’ll receive regular interest payments and your original investment will be repaid at maturity. Investing is easy. Simply open an account, deposit money, and buy your Solar Bonds online directly from SolarCity, with no fees for purchase. Start with as little as $1,000.

Best of all, you’re supporting a cleaner future. Your investment will help more Americans power their homes and businesses with solar energy.

Learn More

Don’t miss this opportunity to get paid by the sun. To learn more visit solarbonds.solarcity.com or call 877.554.7652 (Mon – Fri, 6AM-6PM Pacific Time) to speak with a SolarCity Financial Products Representative.

Warm regards, Solar Bonds Team

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Terms of Use | Privacy Policy

This email was sent to rwong1@solarcity.com.

SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy. Unsubscribe at any time. *Based on 7-year maturity

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds at solarbonds.solarcity.com.

Have a question, concern or compliment?

Call us at 888.765.2489, email or write to: SolarCity 3055 Clearview Way San Mateo, CA, 94402

© 2014 SolarCity. All Rights Reserved.

SolarCity 877.554.7652

The sun can still make you money

Dear Ryan,

SolarCity is proud to introduce Solar Bonds, a new impact investment that can earn you up to 3x your savings account rate. They are corporate bonds issued and backed by SolarCity, and your earnings on the bonds come from the payments we receive based on thousands of solar systems we have installed on homes, businesses, and schools around the country.

Solar Bonds pay you up to 4%* on your investment. You’ll receive regular interest payments and your original investment will be repaid at maturity. Investing is easy. Simply open an account, deposit money, and buy your Solar Bonds online directly from SolarCity, with no fees for purchase. Start with as little as $1,000.

Best of all, you’re supporting a cleaner future. Your investment will help more Americans power their homes and businesses with solar energy.

Learn More

Don’t miss this opportunity to get paid by the sun. To learn more visit solarbonds.solarcity.com or call 877.554.7652 (Mon – Fri, 6AM-6PM Pacific Time) to speak with a SolarCity Financial Products Representative.

Warm regards, Solar Bonds Team

Home | News | Contact | Follow Us:

Terms of Use | Privacy Policy

This email was sent to rwong1@solarcity.com.

SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy. Unsubscribe at any time. *Based on 7-year maturity

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds at solarbonds.solarcity.com.

Have a question, concern or compliment?

Call us at 888.765.2489, email or write to: SolarCity 3055 Clearview Way San Mateo, CA, 94402

© 2014 SolarCity. All Rights Reserved.

SolarCity 877.554.7652

You saved money with solar, now you can earn money with solar

Dear Ryan,

SolarCity is proud to introduce Solar Bonds, a new impact investment that can earn you up to 3x your savings account rate. They are corporate bonds issued and backed by SolarCity, and your earnings on the bonds come from the payments we receive based on thousands of solar systems we have installed on homes, businesses, and schools around the country.

Solar Bonds pay you up to 4%* on your investment. You’ll receive regular interest payments and your original investment will be repaid at maturity. Investing is easy. Simply open an account, deposit money, and buy your Solar Bonds online directly from SolarCity, with no fees for purchase. Start with as little as $1,000.

Best of all, you’re supporting a cleaner future. Your investment will help more Americans power their homes and businesses with solar energy.

Learn More

Don’t miss this opportunity to get paid by the sun. To learn more visit solarbonds.solarcity.com or call 877.554.7652 (Mon – Fri, 6AM-6PM Pacific Time) to speak with a SolarCity Financial Products Representative.

Warm regards, Solar Bonds Team

Home | News | Contact | Follow Us:

Terms of Use | Privacy Policy

This email was sent to rwong1@solarcity.com.

SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy. Unsubscribe at any time. *Based on 7-year maturity

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds at solarbonds.solarcity.com.

Have a question, concern or compliment?

Call us at 888.765.2489, email or write to: SolarCity 3055 Clearview Way San Mateo, CA, 94402

© 2014 SolarCity. All Rights Reserved.

SolarCity 877.554.7652

Earn up to 3x your savings account

Dear Ryan,

Don’t miss this opportunity to get paid by the sun. Invest in Solar Bonds.

SolarCity is proud to announce the introduction of Solar Bonds – a new way to earn up to 4%* while investing in the growth of solar power. That’s up to 3x the highest common savings account rates and more than CDs of similar maturities. Simply open an account, deposit money, and buy your Solar Bonds online directly from SolarCity, with no fees for your purchase. Start with as little as $1,000.

Best of all, your investment will help create a cleaner, brighter future.

Learn More

Don’t miss this opportunity to get paid by the sun. To learn more visit solarbonds.solarcity.com or call 877.554.7652 (Mon – Fri, 6AM-6PM Pacific Time) to speak with a SolarCity Financial Products Representative.

Warm Regards, Solar Bonds Team

Home | News | Contact | Follow Us:

Terms of Use | Privacy Policy

This email was sent to rwong1@solarcity.com.

SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy. Unsubscribe at any time. *Based on 7 year maturity Solar Bonds

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds at solarbonds.solarcity.com.

Have a question, concern or compliment?

Call us at 888.765.2489, email or write to: SolarCity 3055 Clearview Way San Mateo, CA, 94402

© 2014 SolarCity. All Rights Reserved.